REPURCHASE AGREEMENT

The following Agreement is the understanding between the parties relating to a Repurchase Agreement to be EFFECTIVE on August 31, 1999 and FINALIZED on September 28th, 1999 by and between SRW, Inc., Little King, Inc. (Repurchaser) and Jreck Subs Group, Inc. (the Company). The parties hereto desire to define their respective rights, duties and obligations in connection with the Option to Repurchase Stock and conclude their business relationship as follows:

1. Jreck Subs Group, Inc. agrees to transfer back all corporate documents and Trademarks of Little King, Inc. and any and all personal property, including all tangible and intangible assets held by the Company on the effective date of this Agreement.

2. Parties hereto agree to mutually release, discharge and waive all claims known or unknown regarding one another. Under this Mutual Indemnification, the parties agree to hold each other, and their principals, employees, directors, agents and representatives, harmless from all suits, proceedings, claims, demands, judgments or appeals thereof, past present and future; specifically, but not limited to, any litigation or judgment against Little King, Inc., SRW, Inc., Sidney B. Wertheim, personally, and Robert Wertheim and Jreck Subs Group, Inc.

3. Repurchase Price shall be all shares that are presently held by Sidney B. Wertheim or his designees, except the 1,000 shares issued to Don Pistillo.

4. It is understood that Jreck Subs Group, Inc. will cancel all shares that have ever been issued to Sidney B. Wartheim or his designees, exclusive of the 1,000 shares issued to Don Pistillo.

5. The Consideration for this Agreement will be the cancellation of all outstanding shares issued under the original Agreement and Addendums, except as hereinabove stated.

6. It is understood that this Agreement is being mutually agreed upon and is mutually desired and was referred to in the Original Agreement (see 7.10 of Original Agreement).

7. It is further agreed that any disputes arising under or in connection with the Interpretation of this Agreement or the rights and obligations of the parties hereto shall be resolved by arbitration under the rules of the American Arbitration Association, at a site to be mutually agreed upon by the parties. The decision of the arbitrator(s) shall be final and binding, and judgment may be entered thereon in the appropriate court having jurisdiction in the State of Florida, County of Orange.

JRECK SUBS GROUP, INC.                  LITTLE KING, INC.
By: /s/ Christopher M. Swartz           By: /s/ Sidney B. Wertheim      9-29-99
   ---------------------------             ------------------------
   Christopher M. Swartz                   Sidney B. Wertheim, President
   President & CEO

                                        /s/ Sidney B. Wertheim          9-29-99
                                        ------------------------------
                                        Sidney B. Wertheim, Personally


                                       /s/ Robert Wertheim              9-29-99
                                       ------------------------------
                                       Robert Wertheim, Personally